UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697

______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                          Result of Operations and Financial Condition.

On January 25, 2013, we announced our preliminary financial results for the quarter and fiscal year ended December 30, 2012, and certain other information. This press release includes diluted earnings per share excluding the impact of changes in foreign exchange rates, restructuring charges recognized in both 2012 and 2011, and certain discrete income tax benefits related to the settlement of a tax examination in 2011.  Management believes that the presentation of diluted earnings per share excluding the impact of exchange rates provides information that is helpful to an investor's understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company's control.  Further, the Company provided the 2012 and 2011 diluted earnings per share absent restructuring charges and favorable tax adjustment to assist investors in understanding the comparability of the Company's results.

Item 8.01.                          Other Events.

The January 25, 2013 Press Release of the Company is furnished and attached hereto as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release, dated January 25, 2013 of Hasbro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: January 25, 2013

EXHIBIT INDEX
Exhibit No.	Description
99	Press release, dated January 25, 2013, of Hasbro, Inc.